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                                                                      Exhibit 21



                      LIST OF SUBSIDIARIES OF THE COMPANY

Exchange National Bank
Citizens State Bank & Trust Co
Provident Bank f.s.b.
Peoples National Bank (a subsidiary of Gold Banc Acquisition Corporation II,
  Inc.)
Farmers National Bank (a subsidiary of Gold Banc Acquisition Corporation II,
  Inc.)
First National Bank in Alma
Midwest Capital Management, Inc.
Gold Banc Financial Services, Inc. (a subsidiary of Exchange National Bank) Citizens Investments, Inc. (a subsidiary of Citizens State Bank & Trust Co.) Farmers State Bank, Sabetha
Gold Banc Acquisition Corporation II, Inc.
Farmers National Investments, Inc. (a subsidiary of Farmers National Bank)
FSB Financial Services, Inc. (a subsidiary of Farmers State Bank, Sabetha) Tri-County National Bank (a subsidiary of Gold Banc Acquisition Corporation II,
  Inc.)
Gold Banc Acquisition Corporation VI, Inc.
Peoples State Bank, Colby, Kansas
Gold Banc Acquisition Corporation VII, Inc.
Gold Banc Acquisition Corporation IX, Inc.